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                                                                     Exhibit 3.2





                           AMENDED AND RESTATED BYLAWS

                                       OF

                                  ORBITZ, INC.

                                 _________, 2003

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                                TABLE OF CONTENTS

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ARTICLE I - CORPORATE OFFICES..................................................1

     1.1      REGISTERED OFFICE................................................1
     1.2      OTHER OFFICES....................................................1

ARTICLE II - LIMITATION ON ACTIVITIES..........................................1

     2.1      LIMITATIONS - GENERALLY..........................................1
     2.2      LIMITATIONS - HOLDING COMPANY FORMATION..........................2

ARTICLE III - MEETINGS OF STOCKHOLDERS.........................................2

     3.1      PLACE OF MEETINGS................................................2
     3.2      ANNUAL MEETING...................................................2
     3.3      SPECIAL MEETING..................................................2
     3.4      NOTICE OF STOCKHOLDERS' MEETINGS.................................2
     3.5      MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.....................2
     3.6      QUORUM...........................................................3
     3.7      ADJOURNED MEETING; NOTICE........................................3
     3.8      CONDUCT OF BUSINESS..............................................3
     3.9      VOTING...........................................................4
     3.10     STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING..........4
     3.11     RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING
              CONSENTS.........................................................5
     3.12     PROXIES..........................................................5
     3.13     LIST OF STOCKHOLDERS ENTITLED TO VOTE............................6
     3.14     STOCKHOLDER ACTIONS..............................................6

ARTICLE IV - DIRECTORS.........................................................9

     4.1      POWERS...........................................................9
     4.2      NUMBER OF DIRECTORS..............................................9
     4.3      ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS..........9
     4.4      RESIGNATION AND VACANCIES........................................9
     4.5      PLACE OF MEETINGS; MEETINGS BY TELEPHONE........................10
     4.6      REGULAR MEETINGS................................................10
     4.7      SPECIAL MEETINGS; NOTICE........................................10
     4.8      QUORUM..........................................................11
     4.9      BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING...............11
     4.10     FEES AND COMPENSATION OF DIRECTORS..............................11
     4.11     APPROVAL OF LOANS TO OFFICERS...................................11
     4.12     REMOVAL OF DIRECTORS............................................11
     4.13     REQUIRED APPROVALS..............................................12
     4.14     BOARD ACTION BY UNANIMOUS APPROVAL..............................14

ARTICLE V - COMMITTEES........................................................14

     5.1      COMMITTEES OF DIRECTORS.........................................14
     5.2      COMMITTEE MINUTES...............................................15
     5.3      MEETINGS AND ACTION OF COMMITTEES...............................15
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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     5.4      CLASS A NOMINATING COMMITTEE....................................16
     5.5      COMPENSATION COMMITTEE..........................................16
     5.6      AUDIT COMMITTEE.................................................16

ARTICLE VI - OFFICERS.........................................................17

     6.1      OFFICERS........................................................17
     6.2      APPOINTMENT OF OFFICERS.........................................17
     6.3      SUBORDINATE OFFICERS............................................17
     6.4      REMOVAL AND RESIGNATION OF OFFICERS.............................17
     6.5      VACANCIES IN OFFICES............................................18
     6.6      CHAIRPERSON OF THE BOARD........................................18
     6.7      CHIEF EXECUTIVE OFFICER.........................................18
     6.8      PRESIDENT.......................................................18
     6.9      VICE PRESIDENTS.................................................19
     6.10     SECRETARY.......................................................19
     6.11     CHIEF FINANCIAL OFFICER.........................................20
     6.12     ASSISTANT SECRETARY.............................................20
     6.13     ASSISTANT TREASURER.............................................20
     6.14     REPRESENTATION OF SHARES OF OTHER CORPORATIONS..................20
     6.15     AUTHORITY AND DUTIES OF OFFICERS................................20

ARTICLE VII - RECORDS AND REPORTS.............................................21

     7.1      MAINTENANCE AND INSPECTION OF RECORDS...........................21
     7.2      INSPECTION BY DIRECTORS.........................................21

ARTICLE VIII - GENERAL MATTERS................................................21

     8.1      CHECKS..........................................................21
     8.2      EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS................22
     8.3      STOCK CERTIFICATES; PARTLY PAID SHARES..........................22
     8.4      SPECIAL DESIGNATION ON CERTIFICATES.............................22
     8.5      LOST CERTIFICATES...............................................23
     8.6      CONSTRUCTION; DEFINITIONS.......................................23
     8.7      DIVIDENDS.......................................................23
     8.8      FISCAL YEAR.....................................................23
     8.9      OPERATING BUDGETS...............................................23
     8.10     SEAL............................................................23
     8.11     TRANSFER OF STOCK...............................................24
     8.12     STOCK TRANSFER AGREEMENTS.......................................24
     8.13     REGISTERED STOCKHOLDERS.........................................24
     8.14     WAIVER OF NOTICE................................................24

ARTICLE IX - NOTICE BY ELECTRONIC TRANSMISSION................................24

     9.1      NOTICE BY ELECTRONIC TRANSMISSION...............................24
     9.2      DEFINITION OF ELECTRONIC TRANSMISSION...........................25
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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ARTICLE X--INDEMNIFICATION....................................................25

     10.1     INDEMNIFICATION OF DIRECTORS AND OFFICERS.......................25
     10.2     INSURANCE.......................................................25

ARTICLE XI--AMENDMENTS........................................................26

ARTICLE XII--DEFINITIONS......................................................27
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                   AMENDED AND RESTATED BYLAWS OF ORBITZ, INC.

                           ===========================
                          ARTICLE I - CORPORATE OFFICES

     1.1   REGISTERED OFFICE.

     The registered office of Orbitz, Inc. (the "CORPORATION") shall be fixed in the Corporation's Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the "CERTIFICATE OF INCORPORATION").

     1.2   OTHER OFFICES.

     The Corporation's Board of Directors (the "BOARD") may at any time establish other offices at any place or places where the Corporation is qualified to do business.

                      ARTICLE II - LIMITATION ON ACTIVITIES

     2.1   LIMITATIONS - GENERALLY
The Corporation shall not and shall take all actions necessary to ensure that its Controlled Affiliates, including Orbitz LLC, do not engage in any activity not in furtherance of the following: (i) except to the extent approved by the holders of Class B Common Stock pursuant to Section 8.2(c) of the Certificate of Incorporation, marketing, selling and servicing of airline travel products and services in an Unbiased Manner and a Non-Opaque Manner through the Internet and other means of electronic or telephonic commerce; (ii) marketing, selling and servicing of travel products and services (other than airline travel products and services) through the Internet and other means of electronic or telephonic commerce; (iii) engaging in web site development and hosting for third parties;
(iv) engaging in development and commercialization of direct connect technology; and (v) subject to Section 4.13 hereof, engaging in such other activities in connection with the foregoing as the Board deems necessary or advisable; PROVIDED, HOWEVER, that (x) except if approved pursuant to Article XI hereof, the Corporation shall not and shall take all actions necessary so that its Controlled Affiliates do not, display airline fares or other Airline Information in other than an Unbiased Manner, except in response to a Customer Request; PROVIDED, HOWEVER, that any display other than in an Unbiased Manner provided in response to a Customer Request shall offer the Customer the choice to return to a display of Airline Information in an Unbiased Manner at the conclusion of such Customer Request; and PROVIDED, FURTHER, that failure by the Corporation or any of its Controlled Affiliates to display Airline Information of an airline because such airline has not provided such Airline Information to the Corporation or any of its Controlled Affiliates shall not be deemed a failure to display in an Unbiased Manner, and (y) the Corporation or any of its Controlled Affiliates shall be permitted to post one or more links on its or their web sites to an Opaque Site, subject to the restriction contained in the following sentence. The Corporation shall take all actions necessary to ensure that the Corporation and each of its Controlled Affiliates shall not derive or expect to derive, based on any business plans or model, directly or indirectly, revenues from the sale of airline tickets sold in an Opaque Manner, whether through links to Opaque Sites, through referrals from the Corporation or any of its Controlled Affiliates to Opaque Sites, or otherwise, equal to or in excess of twenty percent (20%) of such entity's revenues that are derived from the sale of airline tickets. Notwithstanding anything herein to the contrary, the holders of the Corporation's Class B Common Stock and their Affiliates and other airlines and providers of travel products and services shall be permitted to advertise or offer promotions on Orbitz LLC's web site.

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     2.2   LIMITATIONS - HOLDING COMPANY FORMATION

     Except to the extent approved by the holders of Class B Common Stock pursuant to Section 8.2(a) of the Certificate of Incorporation, the Corporation shall not form any Holding Company.

                     ARTICLE III - MEETINGS OF STOCKHOLDERS

     3.1   PLACE OF MEETINGS.

     Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by resolution of the Board from time to time. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the "DGCL"). In the absence of any such designation or determination, stockholders' meetings shall be held at the Corporation's principal executive office.

     3.2   ANNUAL MEETING.

     If required by applicable law, an annual meeting of the stockholders shall be held from time to time at a date and time designated by the Board. At the annual meeting, directors shall be elected and any other proper business may be transacted.

     3.3   SPECIAL MEETING.

     Special meetings of the stockholders of the Corporation may be called by the chairperson of the Board or the chief executive officer, by the Board acting pursuant to a resolution adopted by a majority of its members or by the holders of a majority of the voting power of the issued and outstanding Class B Common Stock. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

     3.4   NOTICE OF STOCKHOLDERS' MEETINGS.

     Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all notices of meetings of stockholders shall be sent or otherwise given in accordance with either Section 3.5 or Section 9.1 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting may be waived by any stockholder before or after such meeting.

     3.5   MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

     Notice of any meeting of stockholders shall be given:

           (i) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation's records; or

           (ii) if electronically transmitted, as provided in Section 9.1 of these Bylaws.

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     An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     3.6   QUORUM.

     Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote at the meeting, present in person or represented by proxy, by a majority in voting power thereof, shall have power to adjourn the meeting from time to time, in the manner set forth in Section 3.7 of these Bylaws until a quorum shall attend. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Shares of the Corporation's stock belonging to the Corporation or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; PROVIDED, HOWEVER, that the foregoing shall not limit the right of the Corporation or any Subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     3.7   ADJOURNED MEETING; NOTICE.

     When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     3.8   CONDUCT OF BUSINESS.

     The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations adopted by the Board, the person presiding over any meeting of the stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) at any meeting of

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stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     3.9   VOTING.

     The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 3.11 of these Bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL. Voting at meetings of stockholders need not be by written ballot. Except as otherwise provided in the Certificate of Incorporation, at all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect such directors. Unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation or applicable law or pursuant to any regulation applicable to the Corporation or its securities, all other elections and questions shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

     3.10  STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

     Unless otherwise provided in the Certificate of Incorporation (including without limitation, the prohibition of action by written consent following the Trigger Date (as defined in the Certificate of Incorporation)) or these Bylaws, any action required by the DGCL to be taken at any annual or special meeting of stockholders of a Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or to an officer or agent of the Corporation having custody of the book in which minute of proceedings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

     Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided in Section 228 of the DGCL. In the event that the action which is consented to is such as would have required the filing of a certificate under any provision of the DGCL, if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL.

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     3.11  RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.

     In order that the Corporation may determine the stockholders entitled to:
(a) notice of or to vote at any meeting of stockholders or any adjournment thereof, (b) express consent to corporate action in writing without a meeting,
(c) receive payment of any dividend or other distribution or allotment of any rights, or (d) exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board and which record date:
(i) in the case of determination of stockholders entitled to vote at any meeting of the stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board; and (iii) in the case of any other action, shall not be more than sixty (60) days prior to such other action. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to the secretary of the Corporation, request that the Board fix a record date. The Board shall have a period of ten (10) days after such a request is received to adopt a resolution fixing a record date.

     If the Board does not so fix a record date:

           (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

           (ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board is required by law shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

           (iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board may fix a new record date for the adjourned meeting.

     3.12  PROXIES.

     Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by an electronic transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

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     3.13  LIST OF STOCKHOLDERS ENTITLED TO VOTE.

     The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder, the number of shares registered in the name of each stockholder and the voting power associated therewith. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation's principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to which stockholders are entitled to examine the stock ledger, the list of stockholders, the books of the Corporation, a Subsidiary's books and records (subject to the requirements of Section 7.1 hereof) or to vote in person or by proxy at any meeting of the stockholders.

     3.14  STOCKHOLDER ACTIONS.

     (a)   ANNUAL MEETINGS OF STOCKHOLDERS.

           (1) Nominations of persons for election to the Board as Class A Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation's notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 3.14 is delivered to the secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3.14.

           (2) For nominations of Class A Directors or other business to be properly brought before an annual meeting by a stockholder pursuant to clause
(C) of paragraph (a)(1) of this Section 3.14, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting (PROVIDED, HOWEVER, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth
(10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). For purposes of the first annual meeting of stockholders of the Corporation held following the date of these Bylaws, the first anniversary of such annual

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meeting shall be deemed to be the second Tuesday of May of the following year.
In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and (ii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee as a Class A Director to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

           (3)     Notwithstanding anything in the second sentence of paragraph
(a)(2) of this Section 3.14 to the contrary, in the event that the number of Class A Directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 3.14 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

     (b) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board as Class A Directors may be made at a special meeting of stockholders at which Class A Directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board or
(2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 3.14 is delivered to the secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth

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in this Section 3.14. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Class A Directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this Section 3.14 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth day
(10th) following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

     (c) CLASS B DIRECTOR NOMINATIONS. Nominations for Class B Directors may only be made by a holder of the series of Class B Common Stock entitled to elect such director. The nominee for the Management Director shall be the chief executive officer of the Corporation.

     (d)   GENERAL.

           (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 3.14 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3.14. Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3.14 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (a)(2)(C)(iv) of this
Section 3.14) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 3.14, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 3.14, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

           (2) For purposes of this Section 3.14, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

           (3)     Notwithstanding the foregoing provisions of this
Section 3.14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.14. Nothing in this Section 3.14 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor thereof) under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

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                             ARTICLE IV - DIRECTORS

     4.1   POWERS.

     Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation and Orbitz LLC shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

     4.2   NUMBER OF DIRECTORS.

     The number of directors of the Corporation shall be as provided in the Certificate of Incorporation. The Board shall be classified to the extent provided in the Certificate of Incorporation.

     4.3   ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.

     (a) The election and term of office of directors of the Corporation shall be as provided in the Certificate of Incorporation. Each director, including a director elected to fill a vacancy, shall hold office until such director's successor is elected and qualified or until such director's earlier death, resignation or removal. Directors need not be stockholders.

     (b) Except as otherwise approved by a majority of the series of Class B Common Stock that then have shares outstanding whose voting power is determined in accordance with Section 5.1(c) of the Certificate of Incorporation, each Class B Director shall be an employee of the Airline which, or whose Qualified Affiliate, is the holder of the series of Class B Common Stock which elected such director and shall hold a position no lower than (A) two reporting levels below the chief executive officer or president of such Airline or (B) a vice president of such Airline.

     (c) No Class A Director may be an employee, officer or director of any Airline or its Qualified Affiliates; PROVIDED, HOWEVER that at such time as any Airline or its Qualified Affiliates ceases to hold any shares of, or any rights to acquire, Class B Common Stock, the foregoing restriction shall no longer apply with respect to any employee, officer or director of such Airline or its Qualified Affiliates.

     4.4   RESIGNATION AND VACANCIES.

     Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation as provided in Section 9.1 of these Bylaws. When one or more directors so resigns, vacancies shall be filled as provided in the Certificate of Incorporation.

     Except as otherwise provided in the Certificate of Incorporation, if at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer of the Corporation or any stockholder of the Corporation or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

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     If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the entire Board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

     4.5   PLACE OF MEETINGS; MEETINGS BY TELEPHONE.

     The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

     Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     4.6   REGULAR MEETINGS.

     Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

     4.7   SPECIAL MEETINGS; NOTICE.

     Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, by the chief executive officer or by any two (2) Class B Directors who were not elected by the same series of Class B Common Stock.

     Notice of the time and place of special meetings shall be:

           (i)     delivered personally by hand, by courier or by telephone;

           (ii)    sent by United States first-class mail, postage prepaid;

           (iii)   sent by facsimile; or

           (iv)    sent by electronic mail,

directed to each director at that director's address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation's records.

     If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least seventy-two (72) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be

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held at the Corporation's principal executive office) nor the purpose of the meeting. Notice of any Board or committee meeting may be waived by any director or any member of such committee, as the case may be, before or after such meeting.

     4.8   QUORUM.

     At all meetings of the Board, a majority of the entire Board (without regard to vacancies) shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

     4.9   BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

     Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     4.10  FEES AND COMPENSATION OF DIRECTORS.

     Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors.

     4.11  APPROVAL OF LOANS TO OFFICERS.

     To the extent permitted by applicable law, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or its Subsidiaries, including any officer or employee who is a director of the Corporation or its Subsidiaries, whenever, in the judgment of the Board, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

     4.12 REMOVAL OF DIRECTORS.

     The removal of directors of the Corporation shall be as provided in the Certificate of Incorporation.

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     4.13  REQUIRED APPROVALS.

     (a) Without limiting the powers of the Board set forth in Section 4.1 and subject to the further restrictions and approval requirements of Article II hereof and the Certificate of Incorporation, the Corporation shall not, and shall not permit any Controlled Affiliate to, and no officer, employee or agent of the Corporation or any Controlled Affiliate shall, take any of the following actions set forth in subsections (i) through (xxiv) without the approval of a majority of the entire Board (without regard to vacancies):

           (i) the election or re-election of any officers of the Corporation (including, without limitation, the chief executive officer) or any of its Controlled Affiliates;

           (ii) except as expressly authorized in the then-current Operating Budget (as defined in Section 8.9), any incurrence of indebtedness by the Corporation or any of its Controlled Affiliates, any guarantee of the Corporation or any of its Controlled Affiliates or any contingent liability of the Corporation or any of its Controlled Affiliates, which in each case (without duplication) involves an amount in excess of $5 million;

           (iii) except as expressly authorized in the then-current Operating Budget, any investment in, contribution of capital of, or acquisition of value for the account of the Corporation or any of its Controlled Affiliates of any security issued by, or any other ownership interest in, or any acquisition of assets of, any other Person, in each case (without duplication) where the consideration to be paid by the Corporation or any of its Controlled Affiliates is greater than $250,000 individually, or $1 million in the aggregate, in any fiscal year;

           (iv) surrendering or abandoning any property of the Corporation or any of its Controlled Affiliates, tangible or intangible, in each case (without duplication) having a value in excess of $500,000 or any material rights thereunder;

           (v) any changes to the rebate, if any, offered to suppliers by the Corporation or any of its Controlled Affiliates;

           (vi) entering into any agreement, contract, commitment, undertaking or expenditure involving, in each case (without duplication), any amount in excess of $5 million, or any amendment, modification or extension of or suspension of performance under any such agreement, contract, commitment or undertaking, unless such amendment, modification, extension or suspension would not materially alter the financial obligations of the Corporation or any of its Controlled Affiliates with respect to such agreement, contract, commitment or undertaking;

           (vii) except and to the extent relating to an expenditure authorized in the then-current Operating Budget, any action or inaction that might cause the breach or termination of any agreement to which the Corporation or any of its Controlled Affiliates is a party involving an amount to be paid by the Corporation or any of its Controlled Affiliates, in each case (without duplication) over the term of the agreement in excess of $1 million;

           (viii) the settlement of any litigation involving the Corporation or any of its Controlled Affiliates in each case (without duplication) for an amount in excess of $250,000;

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

           (ix) the formation of any material Controlled Affiliate of the Corporation, or the formation of any Controlled Affiliate of the Corporation that does not, in its certificate of incorporation or other organizational documents, require the approval of a majority of the entire Board (without regard to vacancies) of the Corporation, in its capacity as stockholder of such Controlled Affiliate, to take the actions specified in this Section 4.13(a);

           (x) any change in the fiscal year of the Corporation or any of its Controlled Affiliates;

           (xi) except for ministerial amendments or alterations for the purpose of effecting any action or transaction approved in accordance with the terms and provisions of this Section 4.13 and in addition to any other approvals required by these Bylaws or the Certificate of Incorporation, any amendment, alteration, waiver or repeal of these Bylaws or the Certificate of Incorporation;

           (xii) approval of the annual Operating Budget and any material revisions or amendments thereto;

           (xiii) subject to Section 8.2(a) of the Certificate of Incorporation, any merger, consolidation, sale, lease, license, assignment, transfer or other disposition for value of any of the assets of the Corporation or any of its Controlled Affiliates with a fair market value in excess of $1 million at any one time or the aggregate value of which, in each case (without duplication) exceeds $3 million within any six month period;

           (xiv) any guarantee of or grant of any security interest in any of the assets of the Corporation or any of its Controlled Affiliates, other than grants of purchase money security interests and security interests in equipment and other leased assets in the ordinary course of business;

           (xv) any distributions to stockholders of the Corporation or any of its Controlled Affiliates;

           (xvi) approval of the consolidated annual audited financial statements of the Corporation and its consolidated Subsidiaries or any of its Controlled Affiliates;

           (xvii) exercise by the Corporation or any of its Controlled Affiliates of any of their rights under any agreement against any holder of Class B Common Stock; PROVIDED, HOWEVER, that the directors elected by such holder of Class B Common Stock shall not be included in the calculation of the required vote under this subsection;

           (xviii) except as otherwise provided in the Certificate of Incorporation or these Bylaws, any fundamental change in the purpose or scope of the business of the Corporation or any of its Controlled Affiliates;

           (xix) the relocation of the headquarters of the Corporation or any of its Controlled Affiliates;

           (xx) the approval of the form of (A) charter associate agreement or (B) any other similar agreement to be used with suppliers of travel products and any amendment or alteration of such forms of agreements;

                                       13
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           (xxi)   the approval by the Corporation or any Controlled Affiliate of any action by a Controlled Affiliate of the Corporation as to which approval of a majority of the entire Board of Directors (without regard to vacancies) of the Corporation, in its capacity as stockholder of such Controlled Affiliate, is required or requested pursuant to the certificate of incorporation or other organizational documents of such Controlled Affiliate, including, without limitation, actions specified under this Section 4.13(a);

           (xxii) the indemnification or advancement of expenses to a Person other than a Covered Person (as defined in Article XI of the Certificate of Incorporation) pursuant to Section 11.7 of the Certificate of Incorporation;

           (xxiii) the approval, if any, required under Delaware law with respect to indemnification of, or advancement of expenses to, a Covered Person or other person pursuant to Section 11.8 of the Certificate of Incorporation or, in the event the approval of a committee of the Board or designated officers of the Corporation is permitted under Section 11.8, the approval of the resolutions establishing such committee or designating such officers; and

           (xxiv) the entering into any contract, commitment or binding arrangement to take any of the foregoing actions.

     (b) Without limiting the powers of the Board set forth in Section 4.1 and subject to the further restrictions and approval requirements of the Certificate of Incorporation, (i) the issuance of any Securities of the Corporation or its Controlled Affiliates and (ii) the adoption of, or any material changes to, any employee benefit plan, including, without limitation, any stock option or similar plan of the Corporation or its Controlled Affiliates, shall require the approval of two-thirds of the entire Board (without regard to vacancies).

     (c) Notwithstanding anything to the contrary contained in Article IV hereof, a vote of a Majority of Disinterested Directors shall be required to approve the termination, amendment or modification of any agreement or the entry into, termination, amendment or modification of any agreement or transaction between the Corporation or any of its Controlled Affiliates and one or more of its stockholders or officers or between the Corporation or any of its Controlled Affiliates and any Related Party of any stockholder or officer; PROVIDED, HOWEVER, that notwithstanding any other term of these Bylaws, each of the Class B Directors shall be deemed disinterested with respect to all votes of the Board with respect to (i) the services agreement between the Corporation or any of its Controlled Affiliates and a Global Distribution System and (ii) any amendment, alteration, waiver or termination of any Charter Associate Agreement.

                             ARTICLE V - COMMITTEES

     5.1  COMMITTEES OF DIRECTORS.

     The Board may designate one or more committees with such powers as are delegated in the resolutions establishing such committee or the charter thereof, each committee to consist of one or more of the directors of the Corporation as provided herein. The delegation of any decision to a committee of the Board, and the votes required for the making of such decision by such committee, shall have the same approval requirements as the taking of such action by the Board. For the avoidance of doubt, if the taking of an action requires the approval of a majority of the entire Board (without regard to vacancies), then the delegation of such decision to a committee of the Board shall require the approval of a majority of the entire

Board (without regard to vacancies) and the making of such decision by such committee shall require the approval of a majority of the entire committee (without regard to vacancies). The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Subject to the approval requirements set forth in the Certificate of Incorporation, any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal these Bylaws.

     Except as required by law or the rules of any stock exchange or the Nasdaq Stock Market (as applicable to the Corporation), so long as there is a Class B Director on the Board, each committee shall include, unless the director of such series declines, one (1) Series B-AA Director (provided there is a Series B-AA Director on the Board), one (1) Series B-CO Director (provided there is a Series B-CO Director on the Board), one (1) Series B-DL Director (provided there is a Series B-DL Director on the Board), one (1) Series B-NW Director (provided there is a Series B-NW Director on the Board) and one (1) Series B-UA Director (provided there is a Series B-UA Director on the Board). If there are no Class B Directors on the Board, the members of each committee shall be selected by a majority of the entire Board (without regard to vacancies).

     5.2   COMMITTEE MINUTES.

     Each committee shall keep regular minutes of its meetings and regularly report the same to the Board.

     5.3   MEETINGS AND ACTION OF COMMITTEES.

     Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

           (i)     Section 4.5 (place of meetings and meetings by telephone);

           (ii)    Section 4.6 (regular meetings);

           (iii)   Section 4.7 (special meetings and notice);

           (iv)    Section 4.8 (quorum);

           (v)     Section 4.9 (action without a meeting); and

           (vi)    Section 8.14 (waiver of notice);

with such changes in the context of these Bylaws as are necessary to substitute the committee and its members for the Board and its members; PROVIDED, HOWEVER, that:

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           (i)     the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

           (ii) special meetings of committees may also be called by resolution of the Board; and

           (iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

     5.4   CLASS A NOMINATING COMMITTEE.

     Upon the designation of any Class A Director positions, the Board shall establish a Class A Nominating Committee authorized to (i) select nominees for Class A Director positions to be recommended by the Board for election as directors or (ii) fill any newly created Class A Director positions or any vacancies in Class A Director positions. The Class A Nominating Committee shall consist of at least three (3) members, including (i) one (1) Class A Director (or, if there are none then in office, a nominee by a majority of the entire Board (without regard to vacancies)) and (ii) unless the director of such series declines, one (1) Series B-AA Director (provided there is a Series B-AA Director on the Board), one (1) Series B-CO Director (provided there is a Series B-CO Director on the Board), one (1) Series B-DL Director (provided there is a Series B-DL Director on the Board), one (1) Series B-NW Director (provided there is a Series B-NW Director on the Board) and one (1) Series B-UA Director (provided there is a Series B-UA Director on the Board). The approval of a majority of the members on the Class A Nominating Committee shall be required in order for the Board to select any nominee for a Class A Director position.

     5.5   COMPENSATION COMMITTEE.

     The Board shall establish a Compensation Committee whose principal duties shall be (i) to review key employee compensation policies, plans and programs,
(ii) to review and approve the compensation of the chief executive officer and the other executive officers of the Corporation, (iii) to review and approve any employment contracts, severance arrangements, change of control arrangements or similar arrangements between the Corporation and any executive officer of the Corporation, (iv) to review and consult with the chief executive officer concerning selection of officers, management succession planning, performance of individual executives and related matters, and (v) to administer the Corporation's stock option plans, incentive compensation plan programs and any such plans that the Board may from time to time adopt and to exercise all the powers, duties and responsibilities of the Board with respect to such plans. The Compensation Committee shall consist of at least three (3) members, including
(i) one (1) Class A Director (or, if there are none then in office, a nominee by a majority of the entire Board (without regard to vacancies)) and (ii) unless a director of such series declines, one (1) Series B-AA Director (provided there is a Series B-AA Director on the Board), one (1) Series B-CO Director (provided there is a Series B-CO Director on the Board), one (1) Series B-DL Director (provided there is a Series B-DL Director on the Board), one (1) Series B-NW Director (provided there is a Series B-NW Director on the Board) and one (1) Series B-UA Director (provided there is a Series B-UA Director on the Board).

     5.6   AUDIT COMMITTEE.

     The Board shall establish an Audit Committee for the purpose of fulfilling the Board's oversight responsibilities regarding the Corporation's and its Subsidiaries' accounting and systems of internal controls, the quality and integrity of the Corporation's financial reports and the independence and performance of the

                                       16
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Corporation's outside auditor as set forth in the Audit Committee Charter. The
Audit Committee shall consist of at least three (3) members, including, (i) one
(1) Class A Director (or, if there are none then in office, a nominee by a majority of the entire Board (without regard to vacancies)) and (ii) unless a director of such series declines, one (1) Series B-AA Director (provided there is a Series B-AA Director on the Board), one (1) Series B-CO Director (provided there is a Series B-CO Director on the Board), one (1) Series B-DL Director (provided there is a Series B-DL Director on the Board), one (1) Series B-NW Director (provided there is a Series B-NW Director on the Board) and one (1) Series B-UA Director (provided there is a Series B-UA Director on the Board). The approval of a majority of the entire Audit Committee shall be required to approve the appointment of the independent auditors of the Corporation and its consolidated Subsidiaries and any change in such appointment. Notwithstanding the foregoing sentence, the composition and duties of the Audit Committee shall comply with the rules or regulations of any stock exchange or the Nasdaq Stock Market (as applicable to the Corporation) or applicable law or pursuant to any regulation applicable to the Corporation or its Securities.

                              ARTICLE VI - OFFICERS

     6.1   OFFICERS.

     The officers of the Corporation shall be a chairperson of the Board, a chief executive officer, a president (who may also be the chief executive officer), a chief financial officer and a secretary. The Corporation may also have, at the discretion of the Board, a vice chairperson of the Board, a treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person.

     6.2   APPOINTMENT OF OFFICERS.

     The Board, by resolution of a majority of its members (without regard to vacancies), shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 6.3 of these Bylaws, subject to the rights, if any, of an officer under any contract of employment.

     6.3   SUBORDINATE OFFICERS.

     The Board, by resolution of a majority of its members (without regard to vacancies), may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president or a vice president, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

     6.4   REMOVAL AND RESIGNATION OF OFFICERS.

     Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

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     Any officer may resign at any time by giving written notice to the
Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

     6.5   VACANCIES IN OFFICES.

     Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 6.3.

     6.6   CHAIRPERSON OF THE BOARD.

     The chairperson of the Board, if such an officer is elected, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board or as may be prescribed by these Bylaws. If there is no chief executive officer, then the chairperson of the Board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 6.7 of these Bylaws.

     6.7   CHIEF EXECUTIVE OFFICER.

     The chief executive officer, shall, in accordance with Section 4.13 hereof, be elected by the Board and shall serve as such until the earlier of his death or resignation or his removal in accordance with the terms of these Bylaws. The chief executive officer shall have the responsibility for managing the day-to-day business operations and affairs of the Corporation and Orbitz LLC and supervising its other officers, subject to the direction, supervision and control of the Board and subject to Section 4.13 hereof. In general, the chief executive officer shall have such other powers and perform such other duties with respect to the Corporation as usually pertain to the office of the chief executive officer, and as from time to time may be assigned to him by the Board, including, without limitation, but subject to Section 4.13 hereof, the authority to retain and terminate officers and employees of the Corporation and Orbitz LLC. The powers and duties of the chief executive officer shall at all times be subject to the provisions of Section 4.13 hereof. The chief executive officer may, from time to time, delegate such chief executive officer's powers and authority to such other officers, employees and other agents of the Corporation and Orbitz LLC as the chief executive officer shall deem appropriate. The chief executive officer shall see that all orders and resolutions of the Board are carried into effect. The chief executive officer shall serve as chairperson of and preside at all meetings of the stockholders. In the absence of a chairperson of the Board, the chief executive officer shall preside at all meetings of the Board.

     6.8   PRESIDENT.

     In the absence of the chief executive officer or in the event of his inability or refusal to act, the president shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer. At all other times, the president shall have the active management of the business of the Corporation under the general supervision of the chief executive officer. The president shall have concurrent power with the chief executive officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board or by these Bylaws to some other officer or agent of the Corporation. In general, the president shall

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perform all duties incident to the office of president and such other duties as the chief executive officer or the Board may from time to time prescribe.

     6.9   VICE PRESIDENTS.

     In the absence of the chief executive officer and the president or in the event of their inability or refusal to act, the vice presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a vice president designated by the Board, shall perform all the duties of the chief executive officer and the president. When acting as the chief executive officer and the president, the appropriate vice president shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer and the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these Bylaws, the chairperson of the Board or the chief executive officer.

     6.10  SECRETARY.

     The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show:

           (i)     the time and place of each meeting;

           (ii) whether regular or special (and, if special, how authorized and the notice given);

           (iii) the names of those present at directors' meetings or committee meetings;

           (iv) the number of shares present or represented at stockholders' meetings; and

           (v)     the proceedings thereof.

     The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register showing:

           (i)     the names of all stockholders and their addresses;

           (ii)    the number and classes of shares held by each;

           (iii)   the voting power represented by such shares;

           (iv)    the number and date of certificates evidencing such shares;
and

           (v) the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board required to be given by law or by these Bylaws. The secretary shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

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     6.11  CHIEF FINANCIAL OFFICER.

     The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as the Board may designate. The chief financial officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the chief executive officer or, in the absence of a chief executive officer, the directors, whenever they request it, an account of all his or her transactions as chief financial officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

     6.12  ASSISTANT SECRETARY.

     The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or Board (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of the secretary's inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as may be prescribed by the Board or these Bylaws.

     6.13  ASSISTANT TREASURER.

     The assistant treasurer, or, if there is more than one, the assistant treasurers, in the order determined by the stockholders or Board (or if there be no such determination, then in the order of their election), shall, in the absence of the chief financial officer or in the event of the chief financial officer's inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as may be prescribed by the Board or these Bylaws.

     6.14  REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

     Subject to the limitations of Section 4.13, the chairperson of the Board, the chief executive officer or the president of this Corporation, or any other person authorized by the Board, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

     6.15  AUTHORITY AND DUTIES OF OFFICERS.

     In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board or the stockholders.

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                        ARTICLE VII - RECORDS AND REPORTS

     7.1   MAINTENANCE AND INSPECTION OF RECORDS.

     The Corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

     Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies and extracts from (1) the Corporation's stock ledger, a list of its stockholders, and its other books and records; and (2) a Subsidiary's books and records, to the extent that (i) the Corporation has actual possession and control of such records of such Subsidiary; or (ii) the Corporation could obtain such records through the exercise of control over such Subsidiary, provided that as of the date of the making of the demand: (A) the stockholder inspection of such books and records of the Subsidiary would not constitute a breach of an agreement between the Corporation or the Subsidiary and a Person or Persons not affiliated with the Corporation; and (B) the Subsidiary would not have the right under the law applicable to it to deny the Corporation access to such books and records upon demand by the Corporation. In every instance where the stockholder is other than a record holder of stock, the demand under oath shall state the Person's status as a stockholder, be accompanied by documentary evidence of beneficial ownership of the stock, and state that such documentary evidence is a true and correct copy of what it purports to be. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

     7.2   INSPECTION BY DIRECTORS.

     Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery of the State of Delaware is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger and the list of stockholders and to make copies or extracts therefrom. The burden of proof shall be upon the Corporation to establish that the inspection such director seeks is for an improper purpose. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

                         ARTICLE VIII - GENERAL MATTERS

     8.1   CHECKS.

     From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that

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are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

     8.2   EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.

     The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     8.3   STOCK CERTIFICATES; PARTLY PAID SHARES.

     The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed in the name of the Corporation by the chairperson or vice-chairperson of the Board, the president or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

     8.4   SPECIAL DESIGNATION ON CERTIFICATES.

     The designations, the preferences, and the relative, participating, optional or other special rights of each class of the Corporation's stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; PROVIDED, HOWEVER, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

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     8.5   LOST CERTIFICATES.

     Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

     8.6   CONSTRUCTION; DEFINITIONS.

     Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a Corporation and a natural person.

     8.7   DIVIDENDS.

     Subject to the terms of the Certificate of Incorporation, the Board, by resolution adopted by a majority of its members (without regard to vacancies), may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock.

     Subject to the terms of the Certificate of Incorporation, the Board, by resolution adopted by a majority of its members (without regard to vacancies), may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

     8.8   FISCAL YEAR.

     The fiscal year of the Corporation shall be December 31, unless otherwise determined by a resolution of a majority of the entire Board (without regard to vacancies) pursuant to Section 4.13(xi) hereof..

     8.9   OPERATING BUDGETS.

     Pursuant to guidelines approved by a majority of the entire Board (without regard to vacancies), the chief executive officer shall prepare and submit, or cause to have prepared and submitted, to the Board an updated operating budget for each fiscal year (the "OPERATING BUDGET"), which shall set forth the consolidated annual operating budget for the Corporation and its consolidated Subsidiaries for the relevant fiscal year, including, without limitation, capital expenditures, cash flow, statements of operations and ending balance sheets, on a quarterly basis, for such fiscal year.

     8.10  SEAL.

     The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

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     8.11  TRANSFER OF STOCK.

     Subject to the provisions of the Certificate of Incorporation and applicable law, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

     8.12  STOCK TRANSFER AGREEMENTS.

     The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

     8.13  REGISTERED STOCKHOLDERS.

     The Corporation:

           (i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

           (ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     8.14  WAIVER OF NOTICE.

     Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

                 ARTICLE IX - NOTICE BY ELECTRONIC TRANSMISSION

     9.1   NOTICE BY ELECTRONIC TRANSMISSION.

     Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is

                                       24
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given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

           (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and

           (ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

     Any notice given pursuant to the preceding paragraph shall be deemed given:

           (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

           (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

           (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

           (iv) if by any other form of electronic transmission, when directed to the stockholder.

     An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     9.2   DEFINITION OF ELECTRONIC TRANSMISSION.

     An "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

                           ARTICLE X--INDEMNIFICATION

     10.1  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Corporation shall indemnify directors and officers of the Corporation as provided in the Certificate of Incorporation.

     10.2  INSURANCE

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation

                                       25
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as a director, officer, employee or agent of any of its Affiliates or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

                             ARTICLE XI--AMENDMENTS

     (a) These Bylaws may be adopted, amended or repealed by a majority of the voting power of the stockholders entitled to vote or by the majority of members of the Board. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws, except as otherwise provided in the Certificate of Incorporation.

     (b) In addition to any requirements of law and any other provisions of these Bylaws and the Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Bylaws or the Certificate of Incorporation), (i) at all times during which shares of one or more series of Class B Common Stock shall have the right to elect a specified director position pursuant to Section 7.1(a) of the Certificate of Incorporation, then the approval of such series of Class B Common Stock shall be required (x) to alter, amend, waive or repeal, or adopt any provision of these Bylaws which adversely affects the rights established under Section 3.14(c),
Section 4.8, Section 4.13 or Article V hereof (y) to alter, amend, waive or repeal, or adopt any provision of these Bylaws which adversely affects the rights established under this Article XI(b), or (z) to form any Holding Company for the Corporation that does not contain the governance provisions represented by the sections delineated in clauses (x) and (y) of this paragraph (b) in its organizational documents or (ii) at all times during which shares of any series of Class B Common Stock have their voting power determined in accordance with
Section 5.1(c) of the Certificate of Incorporation, a Unanimous Class B Approval shall be required to alter, amend, waive or repeal, or adopt any provision of these Bylaws which adversely affects the rights established under Section 3.3 hereof.

     (c) On or prior to May 8, 2010, in addition to any requirements of law and any other provision of these Bylaws or the Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Bylaws or the Certificate of Incorporation), at all times during which shares of any series of Class B Common Stock are issued and outstanding, the approval of each Qualifying Class B Holder shall be required (i) to alter, amend, repeal, waive or adopt any provision of the Bylaws which would reduce the restrictions on the authority of the Corporation, Orbitz LLC or any Controlled Affiliate of either of them to market and sell airline travel products and services other than in an Unbiased Manner or modify the limitations in Section 2.1 hereof relating to the sale of airline tickets in an Opaque Manner or in Section 2.2, or (ii) to form any Holding Company for the Corporation that does not contain the governance provisions represented by the sections delineated in clause (i) of this paragraph (c) in its organizational documents.

     (d) After May 8, 2010, in addition to any requirements of law and any other provision of these Bylaws or the Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Bylaws or the Certificate of Incorporation), at all times during which shares of any series of Class B Common Stock are issued and outstanding, the approval of each holder of Class B Common Stock shall be required (i) to alter, amend, repeal, waive or adopt any provision of the Bylaws which would reduce the restrictions on the authority of the Corporation , Orbitz LLC or any Controlled Affiliate of either of them to market and sell airline travel products and services other than in an Unbiased Manner or modify the limitations in Section
2.1 hereof relating to the sale of airline tickets in an Opaque Manner or in
Section 2.2,

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or (ii) to form any Holding Company for the Corporation that does not contain the governance provisions represented by the sections delineated in clause (i) of this paragraph (d) in its organizational documents; PROVIDED, that such approval shall not be required if the holders of Class B Common Stock, together with their Affiliates, cease to have aggregate Deemed Ownership equal to or exceeding twenty percent (20%) of the then Corporate Capitalization.

                            ARTICLE XII --DEFINITIONS

           Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Certificate of Incorporation. For purposes of these Bylaws, the following terms have the meanings set forth below:

     "AFFILIATE" shall mean, in respect of any specified Person, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with the Person specified; PROVIDED, HOWEVER, that notwithstanding the foregoing, no holder of Class B Common Stock shall be deemed to be an Affiliate of any other holder of Class B Common Stock due solely to being a party to the Stockholders Agreement; and PROVIDED, FURTHER, that notwithstanding the foregoing, no holder of Class B Common Stock as of the date hereof, or any affiliate thereof, shall be deemed to be an Affiliate of the Corporation or Orbitz LLC as a result of the existence or continuation of the board positions, relationships with, or equity ownership of the Corporation or any of its Controlled Affiliates as such exist on the date hereof.

     "AIR AFFILIATE" shall have the meaning set forth in the definition of "Qualifying Class B Holder."

     "AIRLINE" means each of American Airlines, Inc., Continental Airlines, Inc., Delta Air Lines, Inc., Northwest Airlines, Inc., United Air Lines, Inc. or any of the respective corporate or non-corporate successors of any of the foregoing whether by virtue of a merger, acquisition, consolidation, reorganization, sale or other business combination or other type of transaction or series of related transactions.

     "AIRLINE INFORMATION" shall mean multiple airline schedules, fares, rules, seat availability or other flight information.

     "AIRLINE SPONSOR" has the meaning set forth in the definition of "Unbiased Manner."

     "BENEFICIAL OWNERSHIP" shall mean, in respect to any Securities, those Securities that a Person or any of its Affiliates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act.

     "BOARD" shall have the meaning set forth in Section 1.1 hereof.

     "BYLAWS" shall mean these Amended and Restated Bylaws.

     "CERTIFICATE OF INCORPORATION" shall have the meaning set forth in Section
1.1 hereof.

     "CHARTER ASSOCIATE AGREEMENTS" shall mean the Second Amended and Restated Charter Associate Agreements entered into by and between the Corporation and each holder of Class B Common Stock (or an Affiliate of such holder), as amended from time to time.

     "CLASS A DIRECTORS" shall have the meaning set forth in Section 7.3 of the Certificate of Incorporation.

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     "CLASS B DIRECTORS" shall have the meaning set forth in Section 7.1(a) of the Certificate of Incorporation.

     "CONTROL" shall mean, with respect to a particular Person, the possession, directly or indirectly, of the power, whether or not exercised, to direct or cause the direction of management or policies of such Person (whether through ownership of Voting Securities, partnership interests or other ownership interests, by contract or otherwise).

     "CONTROLLED" shall mean, with respect to a particular Person, a Person under the Control of another Person.

     "CONTROLLED AFFILIATE" shall mean, with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, is Controlled by the Person specified. For the avoidance of doubt, the term "Controlled Affiliate" shall include, with respect to the Corporation, all of its Subsidiaries or any successor entities thereto.

     "CORPORATE CAPITALIZATION" shall have the meaning set forth in Article XV of the Certificate of Incorporation.

     "CORPORATION" shall mean Orbitz, Inc., a Delaware corporation.

     "CUSTOMER" shall mean any (i) individual consumer, (ii) business traveler or (iii) entity that uses the Corporation's or any of its Controlled Affiliates' Internet site to make travel decisions or purchase travel products or services on behalf of its employees, agents, contractors or authorized representatives for such entity's business travel purposes.

     "CUSTOMER REQUEST" shall mean an informed affirmative request by a Customer to receive information about a specific promotion or sale or certain fares or rates of an airline carrier, to the exclusion of other airline carriers.

     "DEEMED OWNERSHIP" shall have the meaning set forth in Article XV of the Certificate of Incorporation.

     "DGCL" shall have the meaning set forth in Section 3.1 hereof.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "GLOBAL DISTRIBUTION SYSTEM" shall mean a "system" within the meaning of 14 C.F.R. Section 255.3.

     "HOLDING COMPANY" shall mean one or more corporations or other entities that Controls the Corporation.

     "MAJORITY OF DISINTERESTED DIRECTORS" shall mean a number of directors constituting not less than fifty and one-tenth percent (50.1%) of the number of directors on the Board then in office without taking into account any vacancies thereon, and excluding from such calculations of the number of directors, directors who are Related Parties of or elected to the Board by the Person (or any Affiliate of such Person) that is a party to the particular agreement or transaction being considered by the Board (other than solely as a result of such Person's or its Affiliates' ownership of Securities of the Corporation or its Controlled Affiliates).

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     "MANAGEMENT DIRECTOR" shall have the meaning set forth in Section 7.1(a) of the Certificate of Incorporation.

     "NON-OPAQUE MANNER" shall mean the provision to a Person through the Internet of information concerning airline travel products or services in any manner other than an Opaque Manner.

     "O HOLDINGS INC." shall mean O Holdings Inc., a Delaware corporation.

     "OPAQUE MANNER" shall mean the provision to a Person through the Internet of information, reservations, booking and ticketing services concerning airlines where the Person is unable to (i) identify the specific airline offering the airline travel product or service or (ii) determine the specific arrival or departure time until after the Person has purchased the airline travel product or service.

     "OPAQUE SITE" shall mean a Person engaged in the business of marketing and selling travel products in an Opaque Manner.

     "OPERATING BUDGET" shall have the meaning set forth in Section 8.9 hereof.

     "ORBITZ LLC" shall mean Orbitz, LLC, a Delaware limited liability company.

     "PERSON" shall mean any individual, entity, firm, corporation, partnership, association, limited liability company, joint-stock company, trust, or unincorporated organization.

     "PRIOR COMMERCIAL AGREEMENT" shall have the meaning set forth in the definition of "Qualifying Class B Holder".

     "QUALIFIED AFFILIATE" shall mean an Affiliate of such Person (i) which is, directly or indirectly, the beneficial owner of not less than a majority of the economic interest in such Person's fully diluted equity capitalization or (ii) as to which such Person or its Affiliates is, directly or indirectly, the beneficial owner of not less than a majority of the economic interest in such Affiliate's fully diluted equity capitalization.

     "QUALIFYING CLASS B HOLDER" shall mean a holder of Class B Common Stock or its Affiliate which as of the Restatement Date is party to the Charter
Associate Agreement (the "AIR AFFILIATE") (i) that is, or within the six (6) months prior to the approval being sought was, a party to a commercial agreement with the Corporation or its Subsidiaries whereby such holder of Class B Common Stock or its Air Affiliate agreed to provide the Corporation or its Subsidiaries with published fare and inventory information for air transportation for inclusion and sale on the Corporation's or its Controlled Affiliate's Internet site, PROVIDED, HOWEVER, this limitation will not apply if such commercial agreement was terminated due to the occurrence of an event of default with respect to the Corporation or its Subsidiary under such commercial agreement and such event of default is not cured within forty-five (45) days following written notice by the applicable holder of Class B Common Stock or its Air Affiliate to the Corporation or its Subsidiary, identifying such breach, and following such 45th day (but in no event more than thirty (30) days after such 45th day), the holder of Class B Common Stock or its Air Affiliate determines to exercise its right of termination or (ii) that (together with its Affiliates) has Deemed Ownership of at least 2,421,360 shares (as adjusted to give effect to any stock split, stock dividend, reclassification, recapitalization or similar event), in the aggregate, of (a) Class B Common Stock and (b) Class A Common Stock received pursuant to Section 6.1(a) hereof. For the avoidance of doubt, the proviso set forth in clause (i) above shall not be deemed to alter, amend, repeal or waive any rights or remedies such holder of Class B Common Stock or its Air Affiliate may be entitled to under such commercial agreement. Additionally, prior to a holder of Class B Common Stock being deemed not to be a Qualifying Class B Holder by reason of noncompliance with clause (i) above, such holder of Class B Common Stock or its Air Affiliate shall have been given by the Corporation or its Subsidiary the opportunity to re-enter into its most recently effective commercial agreement (the "PRIOR COMMERCIAL AGREEMENT") with the Corporation or its Subsidiary whereby such holder of Class B Common Stock or its Air Affiliate agreed to provide the Corporation or such Subsidiary with published fare and inventory information for air transportation for inclusion and sale on the Corporation's or its Controlled Affiliate's Internet site, and, such holder of Class B Common Stock or its Air Affiliate shall be deemed to have accepted such opportunity (and to be in compliance with clause (i) above for all purposes hereunder) if, after being provided with a counterpart signature page to the Prior Commercial Agreement already executed by the Corporation or such Subsidiary, such Class B Common Stockholder or such Air Affiliate executes and delivers such signature page to the Corporation or such Subsidiary within ten
(10) days of such receipt from the Corporation or such Subsidiary.

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

     "QUALIFIED IPO" shall mean the initial BONA FIDE, firm commitment underwritten public offering of the Corporation's Common Stock pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, provided that such offering results in a public offering price of not less than $5.00 per share, and results in gross proceeds to the Corporation of not less than $50,000,000.

     "RELATED PARTY" shall mean, with respect to any Person who is not an individual, (i) a director, officer, employee of such Person, including with respect to a director, any individual who is elected a director by a holder of Class B Common Stock, or (ii) a partner, member or stockholder of such Person, which partner, member or stockholder holds at least ten percent (10%) of the Securities of such Person.

     "SERIES B-AA DIRECTOR" shall have the meaning set forth in Section 7.1(a) of the Certificate of Incorporation.

     "SERIES B-CO DIRECTOR" shall have the meaning set forth in Section 7.1(a) of the Certificate of Incorporation.

     "SERIES B-DL DIRECTOR" shall have the meaning set forth in Section 7.1(a) of the Certificate of Incorporation.

     "SERIES B-NW DIRECTOR" shall have the meaning set forth in Section 7.1(a) of the Certificate of Incorporation.

     "SERIES B-UA DIRECTOR" shall have the meaning set forth in Section 7.1(a) of the Certificate of Incorporation.

     "SECURITIES" shall mean, with respect to: (a) any corporation, any of the equity securities of such corporation and any obligations to purchase or options or warrants to acquire such equity securities but excluding debt instruments which are not convertible into or exchangeable for equity securities; and (b) any partnership, limited liability company, association, joint-stock company, trust, fund or any organized group or person whether incorporated or not, any ownership interest or right or obligation to acquire such ownership interest, whether or not evidenced by a written instrument, but excluding debt instruments which are not convertible into or exchangeable for such ownership instruments.

     "SERVICE FEE REDUCTION" has the meaning set forth in the definition of "Unbiased Manner."

     "STOCKHOLDERS AGREEMENT" shall mean that certain Amended and Restated Stockholders Agreement dated as of _________, 2003 by and among the Corporation and the other signatories thereto, as amended from time to time.

     "SUBSIDIARY" of any Person shall mean any other Person of which such Person then has Beneficial Ownership, directly or indirectly, of a majority of such Person's Voting Securities. For the avoidance of doubt, the term "Subsidiaries" shall include with respect to the Corporation, O Holdings Inc. and Orbitz LLC, or any successor entity thereto.

     "VOTING SECURITIES" shall mean, with respect to a Person, all Securities of such Person then outstanding and normally entitled to vote in the election of directors or members of a similar governing body (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

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     "UNANIMOUS CLASS B APPROVAL" shall mean the approval of the holders of each series of Class B Common Stock that then has shares outstanding. An approval of each such series shall be obtained by the holders of eighty-five percent (85%) of the shares of such series.

     "UNBIASED MANNER" shall mean the display of Airline Information in an integrated display, with the order of information in such integrated display determined on the basis of service criteria that do not reflect airline carrier identity and that are consistently applied to all airline carriers and to all markets and, for the avoidance of doubt, such order of information shall not be determined on the basis of any incentive payments or arrangements, commissions, fees or other consideration received directly or indirectly by or on behalf of the Corporation or its Controlled Affiliates; PROVIDED, HOWEVER, that such order of information may take into account a reduction to the service fee charged by the Corporation or its Controlled Affiliates to Customers purchasing an airline travel product (the "SERVICE FEE REDUCTION") if the Service Fee Reduction is paid or otherwise funded by such airline (the "AIRLINE SPONSOR") pursuant to an agreement between the Airline Sponsor and the Corporation or its Controlled Affiliates so long as
(a) the Airline Sponsor reimburses the Corporation or its Controlled Affiliates for the full cost of the Service Fee Reduction; (b) all other airline carriers have the same opportunity to provide the Service Fee Reduction to their respective Customers; (c) in the air display, the Corporation or Controlled Affiliate notifies the Customer that the total fare displayed reflects the Service Fee Reduction; and (d) Service Fee Reductions are not eligible for credit toward the Airline Sponsor's marketing support obligations as defined in the respective Charter Associate Agreement or successor commercial agreement with the Corporation or any Controlled Affiliate.

                              *    *    *    *    *

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